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                                                                     Exhibit a-5


                           HERITABLE FINANCE LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                            FOR THE YEAR ENDED                 FOR THE 6 MONTHS
                                                ------------------------------------------           ENDED
                                                DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   ---------------------
                                                    1993           1994           1995       JUNE 30,      JUNE 30,
                                                ------------   ------------   ------------     1995          1996
                                                                                             ---------     ---------
                                                                                             (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss).........................   $     (285)    $    3,162     $    4,808    $   2,392     $  23,856
       Adjustments to reconcile net earnings
          to net cash provided by (used in)
          operating activities:
          Depreciation and amortization.......          324            262             59           73            42
          Income taxes payable................           27            301          1,071          758        12,122
          Provision for losses................       (1,141)         2,236            797        1,403        (4,330)
          (Gain) loss on disposal of fixed
            assets............................           49            (20)            13            7           (16)
       Net changes in operating assets and
          liabilities:
          Other...............................          328         (2,683)          (566)       5,032       (23,239)
          (Increase) decrease in accrued
            interest receivable...............          193           (952)          (115)        (167)          (92)

                                                                                                                   -
                                                -----------    -----------    ------------   -----------   -----------
            Net cash provided by (used in)
               operating activities...........         (505)         2,306          6,067        9,498         8,343

                                                                                                                   -
                                                -----------    -----------    ------------   -----------   -----------
Cash flows from investing activities:
  Payment for acquisition of former
     associate................................           --           (912)            --           --            --
  (Increase) decrease in mortgage loans held
     for investment...........................       24,038         (8,359)       (13,693)     (16,747)      137,531
  Net purchases of equipment..................         (249)          (224)          (376)        (197)         (230)

                                                                                                                   -
                                                -----------    -----------    ------------   -----------   -----------
  Net cash (used in) provided by investing
     activities...............................       23,789         (9,495)       (14,069)     (16,944)      137,301

                                                                                                                   -
                                                -----------    -----------    ------------   -----------   -----------
Cash flows from financing activities:
  Dividends paid..............................           --         (3,911)            --           --            --
  Increase (decrease) in amounts due to: The
     Heritable and General Investment Bank
     Limited..................................      (23,265)        10,720          7,991        6,343      (171,028)
     City Mortgage Corporation................           --             --             --           --        26,718

                                                                                                                   -
                                                -----------    -----------    ------------   -----------   -----------
Net cash provided by (used in) financing
  activities..................................      (23,265)         6,809          7,991        6,343      (144,310)

                                                                                                                   -
                                                -----------    -----------    ------------   -----------   -----------
Net increase (decrease) in cash...............           19           (380)           (11)      (1,103)        1,334
Cash at the beginning of the period...........          419            438             58           58            47

                                                                                                                   -
                                                -----------    -----------    ------------   -----------   -----------
Cash at the end of the period.................   $      438     $       58     $       47    $  (1,045)    $   1,381
                                                ===========    ===========    ============   ===========   ============
Supplemental disclosure of cash flow
  information:
  Income taxes paid (recovered)...............   $     (951)    $      342     $    1,479           --            --
                                                ===========    ===========    ============   ===========   ============
  Interest paid...............................   $   11,339     $    7,644     $   12,278    $   5,914     $   5,357
                                                ===========    ===========    ============   ===========   ============
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          See accompanying notes to consolidated financial statements.

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